Exhibit 99.1

Ballantyne Strong Announces Appointments of Two New Members to its Board of Directors

Charlotte, NC – October 6, 2021 – Ballantyne Strong (NYSE American: BTN) (the “Company” or “Ballantyne Strong”) today announced the appointments of Michael C. Mitchell and Larry G. Swets, Jr. to its Board of Directors.

Mitchell has enjoyed a distinguished career as a financial professional, and most recently served as a Partner at Locust Wood Capital. He retired from the firm in 2019 after nine years in analytical positions in the consumer, industrial, real estate and media industries. From 2006 to 2011, Mr. Mitchell was a senior analyst at Breeden Capital LP, working with former SEC Chairman Richard C. Breeden, where he was primarily focused on consumer businesses and served as an advisor to the board of Applebee’s, a then-Nasdaq-listed restaurant operating company and franchisor and as an advisor to the board of Zales Corporation, a then-NYSE-listed leading specialty retailer of fine jewelry. Mr. Mitchell is currently the Chief Operating Officer of Children’s Eye Care of Northern Colorado, P.C., a Pediatric Ophthalmology practice based in Fort Collins, CO, which he cofounded and operates with his wife Dr. Carolyn G. Mitchell. Additionally, Mr. Mitchell serves on the advisory board of the Michael F. Price College of Business at the University of Oklahoma, where he received his MBA. He also holds a B.S. in Marketing from the Spears College of Business at Oklahoma State University.

Swets has 25 years’ experience in the financial services industry, specifically as a merchant banker focusing on special purpose acquisition company (SPAC) financing, and has extensive executive level and board experience leading publicly traded companies. He currently serves as the Chief Executive Officer and member of the board of FG Financial Group, Inc. (Nasdaq: FGF), a diversified reinsurance and investment management holding company focused on opportunistic collateralized and loss capped reinsurance, while allocating capital to SPAC and SPAC sponsor-related business. Previously, he was a founder and managing member of Itasca Financial LLC and served as CEO after the firm was sold to Kingsway Financial Services. Mr. Swets is a Senior Advisor to Aldel Financial Inc. (NYSE: ADF), a special purpose acquisition company and is a board member for public companies GreenFirst Forest Products Inc. (TSXV: GFP) and Harbor Custom Development, Inc. (Nasdaq: HCDI). He is also a member of the board of Insurance Income Strategies, Alexian Brothers Foundation and Unbounded Media Corporation. Mr. Swets earned a master’s degree in Finance from DePaul University and a bachelor’s degree from Valparaiso University. He is a member of the Young Presidents’ Organization and holds the Chartered Financial Analyst (CFA) designation.

“We are pleased to welcome Mike and Larry to the board and believe that they will be valuable contributors to the company going forward,” commented Kyle Cerminara, Chairman of Ballantyne Strong and Founder of Fundamental Global, the largest shareholder of the Company. “Larry has been a critical component of leadership at both GreenFirst Forest Products and FG Financial Group while Mike has been one of our most thoughtful and constructive shareholders. With Ballantyne Strong at an important inflection point in its evolution as a public company, now is an ideal time to add Mike and Larry’s expertise to the board of directors,” Cerminara added.

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About Ballantyne Strong, Inc.

Ballantyne Strong, Inc. (www.ballantynestrong.com), is a diversified holding company with operations and holdings across a broad range of industries. The Company’s Strong Entertainment segment includes the largest premium screen supplier in the U.S. and also provides technical support services and other related products and services to the cinema exhibition industry, theme parks and other entertainment-related markets. Ballantyne Strong holds a $13 million preferred stake along with Google Ventures in privately held Firefly Systems, Inc., which is rolling out a digital mobile advertising network on rideshare and taxi fleets. Finally, the Company holds an approximately 19% ownership position in GreenFirst Forest Products Inc. (TSX: GFP), which has recently completed an investment in a sawmill and related assets, and an approximately 21% ownership position in FG Financial Group, Inc. (Nasdaq: FGF), a reinsurance and investment management holding company focused on opportunistic collateralized and loss capped reinsurance, while allocating capital to SPAC and SPAC sponsor-related businesses.

Forward-Looking Statements

This press release includes forward-looking statements, which based on management’s current expectations, but actual results may differ materially due to various factors. There can be no guarantees that the initial public offering of Strong Entertainment will be consummated on the timeline anticipated or at all, or that the Company will achieve the anticipated benefits of such a transaction. The Company’s ability to consummate and achieve the anticipated benefits of the potential initial public offering of Strong Entertainment may be materially affected by certain factors outside the Company’s control that could affect the advisability, pricing and timing of the potential initial public offering of Strong Entertainment, as well as a number of risks and uncertainties regarding the business, results of operation or financial condition of the Company or Strong Entertainment, including but not limited to those discussed in the “Risk Factors” section contained in Item 1A in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020, filed with the SEC on March 10, 2021, as supplemented by the Company’s Amendment No. 1 on Form 10-K/A filed with the SEC on April 28, 2021, the Company’s subsequent filings with the SEC, and the following risks and uncertainties: the negative impact that the COVID-19 pandemic has already had, and may continue to have, on the Company’s and Strong Entertainment’s business and financial condition; the Company’s and Strong Entertainment’s ability to maintain and expand its revenue streams to compensate for the lower demand for digital cinema products and installation services; potential interruptions of supplier relationships or higher prices charged by suppliers; the Company’s and Strong Entertainment’s ability to successfully compete and introduce enhancements and new features that achieve market acceptance and that keep pace with technological developments; the Company’s and Strong Entertainment’s ability to successfully execute its capital allocation strategy or achieve the returns it expects from these holdings; the Company’s and Strong Entertainment’s ability to maintain their respective brand and reputation and retain or replace significant customers; challenges associated with long sales cycles; the impact of a challenging global economic environment or a downturn in the markets (such as the current economic disruption and market volatility generated by the ongoing COVID-19 pandemic); economic and political risks of selling products in foreign countries (including tariffs); risks of non-compliance with U.S. and foreign laws and regulations, potential sales tax collections and claims for uncollected amounts; cybersecurity risks and risks of damage and interruptions of information technology systems; the Company’s ability to retain key members of management and successfully integrate new executives at the Company and subsidiary levels; the Company’s ability to complete acquisitions, strategic investments, entry into new lines of business, divestitures, mergers or other transactions on acceptable terms, or at all; the impact of the COVID-19 pandemic on the Company, its holdings or Strong Entertainment; the Company’s and Strong Entertainment’s ability to utilize or assert their respective intellectual property rights, the impact of natural disasters and other catastrophic events (such as the ongoing COVID-19 pandemic); the adequacy of insurance; the impact of having a controlling stockholder and vulnerability to fluctuation in the Company’s stock price. Given the risks and uncertainties, readers should not place undue reliance on any forward-looking statement and should recognize that the statements are predictions of future results which may not occur as anticipated. Many of the risks listed above have been, and may further be, exacerbated by the ongoing COVID-19 pandemic, its impact on the cinema and entertainment industry, and the worsening economic environment. Actual results could differ materially from those anticipated in the forward-looking statements and from historical results, due to the risks and uncertainties described herein, as well as others not now anticipated. New risk factors emerge from time to time and it is not possible for management to predict all such risk factors, nor can it assess the impact of all such factors on the Company’s or Strong Entertainment’s business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Except where required by law, the Company assumes no obligation to update, withdraw or revise any forward-looking statements to reflect actual results or changes in factors or assumptions affecting such forward-looking statements.

For Investor Relations Inquiries:

Mark Roberson	John Nesbett / Jennifer Belodeau
Ballantyne Strong, Inc. - Chief Executive Officer	IMS Investor Relations
704-994-8279	203-972-9200
IR@btn-inc.com	jnesbett@institutionalms.com